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                                                                 Exhibit (a)(3)

                     MFS GOVERNMENT MARKETS INCOME TRUST

                        NOTICE OF GUARANTEED DELIVERY

                                     FOR

                TENDER OF COMMON SHARES OF BENEFICIAL INTEREST

         This notice of guaranteed delivery, or one substantially in the form hereof, must be used to accept the tender offer by MFS Government Markets Income Trust (the "fund") if:

         o certificates evidencing shares of the fund's common shares of beneficial interest, without par value, are not immediately available or cannot be delivered to the depositary before the expiration date (as defined in the offer to purchase);

         o the procedure for book-entry transfer described in the offer to purchase, dated October 17, 2007, and the related letter of transmittal cannot be completed on a timely basis; or

         o time will not permit all required documents, including a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), an agent's message in the case of a book-entry transfer (as defined in the offer to purchase) and any other required documents, to reach the depositary prior to the expiration date.

         This notice of guaranteed delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the depositary. See Section 2 of the offer to purchase.

                   The Depositary for the Tender Offer is:

                                                      COMPUTERSHARE

              By Mail:                   By Facsimile Transmission:          By Overnight Courier:

    Computershare Trust Company,      For Eligible Institutions Only:     Computershare Trust Company,
                N.A.                           (781) 930-4942                         N.A.
    Attention: Corporate Actions                                          Attention: Corporate Actions
          P.O. Box 859208                  For Confirmation Only              161 Bay State Drive
      Braintree, MA 02185-9208                   Telephone:                   Braintree, MA 02184
                                               (781) 930-4900

         For this notice to be validly delivered, it must be received by the depositary at one of the above addresses before the offer expires. Delivery of this notice to another address will NOT constitute a valid delivery. Deliveries to the fund, the fund's transfer agent, the information agent or the book-entry transfer facility will not be forwarded to the depositary and will NOT constitute a valid delivery.

         This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the offer to purchase) under the instructions to the letter of transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.
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                        NOTICE OF GUARANTEED DELIVERY

         By signing this notice of guaranteed delivery, you tender to MFS Government Markets Income Trust at a price per share equal to 99% of the per share net asset value as of the close of regular trading on the New York Stock Exchange on November 14, 2007 (or if the tender offer is extended, on the date to which the tender offer is extended), upon the terms and subject to the conditions described in the offer to purchase and the related letter of transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in
Section 2 of the offer to purchase.

    Number of shares to be tendered: __________ shares.
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                                   ODD LOTS

         To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

[ ] is the beneficial or record owner of fewer than 100 shares in the aggregate, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of fewer than 100 shares in the aggregate and is tendering all of the shares.

                            GUARANTEE OF DELIVERY
                  (Not to be Used for a Signature Guarantee)

         The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the offer to purchase into the depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), or an agent's message in the case of a book-entry transfer, and any other required documents, all within three (3) New York Stock Exchange trading days after the date of receipt by the depositary of this notice of guaranteed delivery.

         The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates representing shares to the depositary within the time period set forth in the offer to purchase. Failure to do so could result in a financial loss to the eligible institution.

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Name of Firm:
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Address:
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                                              Zip Code

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Area Code and Telephone Number:
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Authorized Signature
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Name:
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                              Please Type or Print
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Title:
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Dated:
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NOTE:  DO  NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES
SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.